                                [ LOGO ]Univest

                                                           14 North Main Street
                                                    Souderton,Pennsylvania 18964

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  April 9, 2002
                                  -------------

TO THE HOLDERS OF COMMON STOCK:
     The Annual Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, April 9, 2002, at 10:45 in the morning, in the Univest Building, 14 North Main Street, Souderton, Pennsylvania.

     Univest's Board of Directors recommends a vote:

     1. FOR the election of four Class III directors for a three-year term expiring in 2005.

     2. FOR the election of two alternate directors for a one-year term expiring in 2003.

     3 FOR the ratification of the selection of Ernst & Young LLP as the Corporation's independent certified public accountant for the year 2002.

     Other business, of which none is anticipated, as may properly come before the meeting or any postponements or adjournments thereof will be transacted.

     The close of business on March 1, 2002, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

     The accompanying proxy statement forms a part of this notice.

     SEPARATE PROXY CARDS ARE ENCLOSED TO SHAREHOLDERS FOR THE PURPOSE OF VOTING ALL THEIR SHARES OF THE CORPORATION'S COMMON STOCK. ALL CARDS SHOULD BE SIGNED AND RETURNED SO THAT ALL YOUR SHARES MAY BE VOTED.

     IT IS IMPORTANT THAT EACH SHAREHOLDER EXERCISE HIS/HER RIGHT TO VOTE. Whether or not you plan to attend the meeting, we urge that you execute and return your proxy cards as soon as possible in the enclosed postage-paid envelope, in order that your shares will be represented at the meeting. If you attend the meeting, you may vote in person.

                                              By Order of the Board of Directors
                                                                MARVIN A. ANDERS
                                                                        CHAIRMAN
                                                                NORMAN L. KELLER
                                                                       SECRETARY
March 6, 2002

                                 PROXY STATEMENT

     Univest Corporation of Pennsylvania (Univest or Corporation) is a multi-bank holding company organized by Union National Bank and Trust Company of Souderton under the Bank Holding Company Act of 1956, as amended. Univest has elected to become a Financial Holding Company in 2000 as provided under Title I of the Gramm-Leach-Bliley Act, and is subject to supervision by the Federal Reserve System. Principal subsidiaries of the Corporation are Union National Bank and Trust Company of Souderton (Union) and Pennview Savings Bank (Pennview).

     The accompanying proxy is solicited by the Board of Directors (Board) of Univest Corporation of Pennsylvania, 14 North Main Street, Souderton, Pennsylvania 18964, for use at the Annual Meeting of Shareholders to be held April 9, 2002, and at any adjournment thereof. Copies of this proxy statement and proxies to vote the Common Stock are being sent to the shareholders on or about March 6, 2002. Any shareholder executing a proxy may revoke it at any time by giving written notice to the Secretary of the Corporation before it is voted. Some of the officers of the Corporation or employees of its direct subsidiaries, including Union and Pennview and other subsidiary companies, may solicit proxies personally and by telephone, if deemed necessary. The Corporation will bear the cost of solicitation and will reimburse brokers or other persons holding shares of the Corporation's voting stock in their names, or in the names of their nominees, for reasonable expense in forwarding proxy cards and proxy statements to beneficial owners of such stock.

     The persons named in the proxy will vote in accordance with the instructions of the shareholder executing the proxy, or in the absence of any such instruction, for or against on each matter in accordance with the recommendations of the Board of Directors set forth in the proxy.

     Univest's Board of Directors recommends a vote:

     1. FOR the election of the four Class III directors nominated by the Board for a three-year term.

     2. FOR the election of the two alternate directors nominated by the Board for a one-year term.

     3. FOR the ratification of the selection of Ernst & Young LLP as the Corporation's independent certified public accountant for the year 2002.

     The Board of Directors has fixed the close of business on March 1, 2002, as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting. As of March 1, 2002, there were issued 8,207,496 and 6,991,358 outstanding shares of Common Stock (exclusive of 1,216,138 shares held as treasury stock which will not be voted).

     Holders of record of the Corporation's Common Stock will be entitled to one vote per share on all business of the meeting. The matters of business listed in this proxy will be decided by majority vote of the shares represented at the meeting. Certain other matters, of which none are anticipated to be voted upon at the meeting, may require super majority approval as specified by the amended Articles of Incorporation. The presence in person or by proxy of the holders of 66 2/3% of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting.

     Union National Bank and Trust Company of Souderton holds 755,940 shares or 11% of the Corporation's Common Stock in various trust accounts in a fiduciary capacity in its Trust Department. No one trust account has 5% or more of the Corporation's Common Stock.

     As of February 8, 2002, executive officers, directors, and nominees for Class III Directors and Alternate Directors as a group beneficially owned 700,460 shares of the Corporation's Common Stock. The group consists of 17 persons.

     A copy of the Annual Report to Shareholders, including financial statements for the year ended December 31, 2001, has been mailed to each shareholder of record on March 1, 2002.The Annual Report is not a part of the proxy soliciting material.

                              ELECTION OF DIRECTORS

     The persons named in the accompanying proxy intend to vote to elect as directors the nominees listed below in each case, unless authority to vote for directors is withheld in the proxy. The Bylaws authorize the Board of Directors to fix the number of Directors to be elected from time to time. By proper motion, they have established the number at four Class III Directors to be elected for a three-year term expiring in 2005 and a pool of two Alternate Directors for a one-year term expiring in 2003.

     Management is informed that all the nominees are willing to serve as directors, but if any of them should decline or be unable to serve, the persons named in the proxy will vote for the election of such other person or persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors in accordance with the Corporation's Bylaws.

NOMINEES: *

     The following information, as of February 8, 2002, is provided with respect to the nominees for election to the Board.


                                                                                                   SHARES OF COMMON
NAME, AGE & YEAR OF                                                                               STOCK BENEFICIALLY
ELECTION AS DIRECTOR**                    BUSINESS EXPERIENCE                                      OWNED 2/08/02***

CLASS III (TO BE ELECTED FOR A THREE-YEAR TERM EXPIRING 2005):

Marvin A. Anders 62 (1996)                Chairman of the Corporation                               144,068(1)
                                             and Chairman of Union National Bank

R. Lee Delp 55 (1994)                     Principal, R.L. Delp & Company                              4,415
                                             (Business Consulting)
                                          Chairman of the Boards of Directors:
                                             ATEECO, Inc.; Palliser Limited; Leidy's Inc.
                                          Member Board of Directors: Loewen Windows;
                                             Central Montgomery Medical Center
                                          Former President/CEO, Board of Directors,
                                             MOPAC, Inc.

H. Ray Mininger 61 (1995)                 President--H. Mininger & Son, Inc.                          6,380
                                             (General Contractor)

P. Gregory Shelly 56 (1985)               President, Shelly Enterprises, Inc.                        50,258(2)
                                             (Building Materials)
                                          Also Officer/Partner of Other Related Companies.

ALTERNATE DIRECTORS (TO BE ELECTED FOR A ONE-YEAR TERM EXPIRING 2003):

Richard W. Godshall 68 (1999)             Physician, Upper Bucks Orthopaedic Association              3,347

Margaret K. Zook 56 (1999)                Administrator, Souderton Mennonite Homes                      411
                                             (Retirement Community)

THE FOLLOWING DIRECTORS ARE NOT SUBJECT TO ELECTION NOW AS THEY WERE ELECTED IN PRIOR YEARS FOR TERMS EXPIRING IN FUTURE YEARS. CLASS I (CONTINUING FOR A THREE-YEAR TERM EXPIRING 2003):


William S. Aichele 51 (1990)              President and CEO of the Corporation and                  122,388(3)
                                             President and CEO of Union National Bank

Norman L. Keller 64 (1974)                Executive Vice President of the                            40,763(4)
                                             Corporation and President
                                             and CEO of Pennview Savings Bank

Thomas K. Leidy 63 (1984)                 President and CEO, Leidy's, Inc.                          161,633(5)
                                             (Pork Processing)

Merrill S. Moyer 67 (1984)                Retired Chairman of the Corporation and                   169,546(6)
                                             Retired Chairman of Union National Bank

CLASS II (CONTINUING FOR THREE-YEAR TERM EXPIRING 2004):

James L. Bergey 66 (1984)                 President, Abram W. Bergey and                             14,685(7)
                                             Sons, Inc. (Floor Coverings)

Charles H. Hoeflich 87 (1962)             Chairman Emeritus of the Corporation                      235,287

John U. Young 63 (1988)                   President, Alderfer, Inc.                                   8,925
                                             (Meat Processing)


*    All nominees now are directors or alternate directors respectively.
** Dates indicate initial year as a director or alternate director of UNIVEST or the subsidiary banks.
*** The shares "Beneficially owned" may include shares owned by or for, among others, the spouse and/or minor children of the individuals and any other relative who has the same home as such individual, as well as other shares as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities. Each nominee beneficially owns less than 1% of the outstanding shares of the Common Stock of UNIVEST.
(1) Includes 96,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Anders is a co-trustee and 19,359 shares owned by a member of his family. He disclaims beneficial ownership of these shares.
(2) Includes 18,686 shares owned by members of Mr. Shelly's family. He disclaims beneficial ownership of these shares.
(3) Includes 96,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Aichele is a co-trustee. He disclaims beneficial ownership of these shares.
(4) Includes 24,307 shares owned by members of Mr. Keller's family. He disclaims beneficial ownership of these shares.
(5) Includes 96,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Leidy is a co-trustee, 4,302 shares owned by a member of his family, and 19,669 shares over which he shares voting and/or investment power. He disclaims beneficial ownership of these shares.
(6) Includes 96,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Moyer is a co-trustee, and 24,819 shares owned by a member of his family. He disclaims beneficial ownership of these shares.
(7) Includes 732 shares owned by a member of Mr. Bergey's family. He disclaims beneficial ownership of these shares.

     Under federal securities law, the Corporation's directors, certain officers, and persons holding more than ten percent of any class of the Corporation's common stock are required to report, within specified monthly and annual due dates, their initial ownership in any class of the Corporation's common stocks and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Corporation is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. The Corporation does not have knowledge of any untimely filing.

                     COMPENSATION AND ADDITIONAL INFORMATION

     The following table sets forth, for the preceding three years, the compensation which the Corporation and its subsidiaries paid to the five highest paid executive officers whose compensation exceeded $100,000 during 2001.


                                           SUMMARY COMPENSATION TABLE

                                                                      ANNUAL
                                                                  COMPENSATION
                                             ---------------------------------------------------   LONG-TERM
                                                                                                 COMPENSATION
                                                                                                 ---------------    401(K) AND
                                                                                                    SECURITIES     SUPPLEMENTAL
                                                                                    OTHER ANNUAL    UNDERLYING    PENSION PLAN
NAME AND PRINCIPAL POSITION                    YEAR       SALARY        BONUS       COMPENSATION   OPTIONS/SARS   CONTRIBUTIONS
----------------------------------------------------------------------------------------------------------------------------------
                                                           ($)          ($)          ($)(1)(2)         (#)           ($)(3)
----------------------------------------------------------------------------------------------------------------------------------

William S. Aichele . . . . . . . . . . .       2001     $300,000      $120,000        $ 9,556         13,500        $  5,250
President and CEO of Univest                   2000      250,000       105,000         12,827         13,500          47,289
Corporation and President                      1999      220,000        51,975          3,500         25,000          27,839
and CEO of Union National Bank

Marvin A. Anders  . . . . . . . . . . .        2001     $180,000      $ 45,000        $ 6,345          7,500        $  5,250
Chairman of Univest Corporation                2000      161,000        42,263          2,165          7,500          16,830
and Chairman of Union National Bank            1999      146,000        30,660          1,550         10,000          16,426

Norman L. Keller  . . . . . . . . . . .        2001     $147,500      $ 36,875        $ 2,586          -0-          $  4,425
Executive Vice President of Univest            2000      145,000        38,063          3,986          3,000          34,350
Corporation and President and                  1999      142,500        29,925          2,592          4,250          34,275
CEO of Pennview Savings Bank

Wallace H. Bieler  . . .  . . . . . . .        2001     $147,000      $ 36,750        $ 1,900          5,000        $  4,410
Executive Vice President and CFO of            2000      140,000        36,750          1,500          5,000          20,441
Univest Corp. and Exec. Vice President         1999      130,000        27,300          1,550          7,500          20,141
and CFO of Union National Bank

K. Leon Moyer  . . . . . . . . . . . . .       2001     $140,000      $ 35,000        $   670          5,000        $  4,205
Executive Vice President of Univest            2000      130,000        34,125          1,200          5,000           5,420
Corporation and Executive Vice                 1999      120,000        22,050           -0-           7,500          23,465
President of Union National Bank

(1) Includes use of company car, personal tax preparation services, and country club membership dues.
(2) Does not include an actuarial expense or benefit accrual for the Supplemental Pension Plan that is described in the section on Long-Term Incentives.This expense for the year 2001 totaled $318,370 for certain executive officers (retired and active) including the individuals named in the Summary Compensation Table. The approximate 2001 actuarial expense attributable to contributions for the named individuals was William S. Aichele $18,006; Marvin A. Anders $56,917; Wallace H. Bieler $30,749; Norman L. Keller $75,414; and K. Leon Moyer $22,172.
(3) Supplemental pension plan contributions only applicable in years 1999 and 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                             POTENTIAL REALIZABLE
                           NO. OF                                                              VALUE AT ASSUMED
                           SECURITIES                                                       ANNUAL RATES OF STOCK
                           UNDERLYING     PERCENT OF TOTAL     EXERCISE                    PRICE APPRECIATIONGRANT
                           OPTIONS        OPTIONS GRANTED        PRICE      EXPIRATION        FOR OPTION TERM(4)        DATE
NAME                       GRANTED(1,2)    TO EMPLOYEES      ($/SHARE)(3)     DATE             5%           10%         VALUE
------------------------------------------------------------------------------------------------------------------------------
William S. Aichele           13,500           14.75%            $35.35      12/31/07       $608,939      $768,809     $477,225

Marvin A. Anders              7,500            8.19%            $35.35      12/31/07       $338,300      $427,116     $265,125

Wallace H. Bieler             5,000            5.46%            $35.35      12/31/07       $225,533      $284,744     $176,750

K. Leon Moyer                 5,000            5.46%            $35.35      12/31/07       $225,533      $284,744     $176,750

(1)   Includes Incentive and Non-Qualified Stock Options.
(2)   One-third of grant becomes exercisable on successive years beginning
      1/1/04.
(3) Fair market value of underlying securities based on the average of the closing bid and asked prices of the corporation's common share on the date of grant, December 31, 2001, as reported in the OTC Bulletin Board.
(4) The assumed rates of appreciation of 5 and 10% would result in the price of the Company's stock increasing to $45.11 and and $56.95 respectively. Over the last 3 years, the market price of the Company's stock has increased 31.3%.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES


                                                                            NUMBER OF
                                                                            SECURITIES              VALUE OF
                                                                            UNDERLYING             UNEXERCISED
                                                                            UNEXERCISED            IN-THE-MONEY
                                                                          OPTIONS/SARS AT         OPTIONS/SARS AT
                                                                             FY-END (#)              FY-END ($)

                             SHARES
                             ACQUIRED ON             VALUE                EXERCISABLE(E)          EXERCISABLE(E)
NAME                         EXERCISE*             REALIZED**            UNEXERCISABLE(U)        UNEXERCISABLE(U)
------------------------------------------------------------------------------------------------------------------------
William S. Aichele             3,801              $133,314.87***            8,750 (E)              $96,812.63
                                                                           44,500 (U)                      --

Marvin A. Anders               3,129              $112,269.78               3,500 (E)              $38,725.05
                                                                           22,000 (U)                      --

Norman L. Keller               5,310              $158,011.76               1,488 (E)              $16,463.68
                                                                            5,974 (U)                      --

Wallace H. Bieler              4,256              $125,041.50               2,625 (E)              $29,043.79
                                                                           15,250 (U)                      --

K. Leon Moyer                  1,749              $ 29,896.29               1,313 (E)              $14,527.43
                                                                           12,625 (U)

 * The Company has a stock-for-stock-option exchange (or cashless exercise) program in place, whereby optionees can exchange the value of the spread of in-the-money options for Company stock having an equivalent value. This exchange allows the executives to exercise their options without having to pay the exercise price in cash. However, it will result in the executives acquiring less shares than the number of options exercised. Four of the named executives utilized this program in 2001.

 ** "Value Realized" is calculated by subtracting the exercise price from the Fair Market Value as of exercise date. Fair Market Value is calculated as the mean of the highest and lowest selling prices of the Stock on the New York Stock Exchange.

*** In addition to exercising options in 2001 to acquire 3,801 shares, Mr. Aichele also sold 6,562 options in a private placement. Mr. Aichele realized an additional $132,794.75 on the sale.

                       UNIVEST CORPORATION OF PENNSYLVANIA
                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS (THE "COMPENSATION COMMITTEE") FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 WAS COMPRISED OF FIVE MEMBERS APPOINTED BY THE BOARD OF DIRECTORS: JAMES L. BERGEY, R. LEE DELP, CHARLES H. HOEFLICH, WHO FORMERLY SERVED AS CHAIRMAN OF UNIVEST CORPORATION, THOMAS K. LEIDY, AND MERRILL S. MOYER, WHO FORMERLY SERVED AS CHAIRMAN OF UNIVEST CORPORATION.

THE COMPENSATION COMMITTEE REVIEWS AND APPROVES THE ANNUAL COMPENSATION OF THE COMPANY'S EXECUTIVE OFFICERS AND OTHER KEY MANAGEMENT PERSONNEL. IN ADDITION, THE COMPENSATION COMMITTEE ESTABLISHES POLICIES AND GUIDELINES FOR OTHER BENEFITS AND ADMINISTERS COMPENSATION AND CERTAIN OTHER BENEFIT PLANS, INCLUDING THE AWARD OF SHARES OF STOCK AND STOCK OPTIONS. THE COMPENSATION COMMITTEE IS ASSISTED IN MAKING COMPENSATION DECISIONS BY THE COMPANY'S MANAGEMENT AND THE COMPANY'S INDEPENDENT PROFESSIONAL COMPENSATION CONSULTANTS.

EXECUTIVE COMPENSATION POLICY

     The principal objective of the Company is to maximize shareholder value through the development and enhancement of the Corporation's business operations. To further that objective, the Company's executive compensation program is designed to:

     o Attract and retain quality talent, which is critical to both the short-term and long-term success of the Corporation.

     o Support strategic performance objectives through the use of compensation programs.

     o Create a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

     o Require executives to acquire substantial levels of ownership of Company stock in order to better align the executives' interests with those of the shareholders through a variety of plans.

     o Ensure that compensation has been and will continue to be tax deductible.

     An executive's total compensation is composed of three primary components: base salary compensation, annual incentive compensation, and long-term incentive compensation. Each component is based on individual and group performance factors, which are measured objectively and subjectively by the Compensation Committee.

BASE SALARY COMPENSATION

     The Compensation Committee's approach is to offer competitive salaries in comparison with market practices. The Compensation Committee annually examines market compensation levels and trends observed in the labor market. For its purposes, the Compensation Committee has defined the labor markets as the pool of executives who are currently employed in similar positions in companies with similar market capitalization, with special emphasis placed on salaries paid by companies that constitute the banking industry. Market information is used as a frame of reference for annual salary adjustments and starting salaries.

     The Compensation Committee makes salary decisions in a structured annual review. The Compensation Committee considers decision-making responsibilities, experience, work performance and achievement of key goals, and team-building skills of each position as the most important measurement factors in its annual reviews.

To help quantify these measures, the Compensation Committee has, from time to time, enlisted the assistance of independent compensation consultants.

IRC SS.162(M)

     Internal Revenue Code Section 162(m) imposes a limitation on the deduction for certain executive officers' compensation unless certain requirements are met. The Company and the Compensation Committee have carefully considered the impact of these tax laws and have taken certain actions intended to preserve the Company's tax deduction with respect to any affected compensation.

ANNUAL INCENTIVES

     Univest established an annual incentive plan to reward executive officers for accomplishing annual financial objectives. The weighted financial measures (Return on Assets) and related targets for the plan are set forth in the preceding fiscal year by the Compensation Committee. For executive officers, other than the CEO, consideration is given to the overall corporate performance and performance of the specific areas of the Company under a participant's direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions by the executive officers. Individual annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities.

     The average bonus earned under the Plan in 2001 by the four executive officers at year-end other than the CEO (which appear in the summary compensation table) was 25% of their base salaries. For the executive officers, excluding the CEO, payments ranged from $35,000 to $45,000 and were indicative of the strong performance demonstrated by the Company and the individuals. With respect to performance, Return on Assets for 2001 was 1.59%, reflecting continued strong financial performance.

LONG-TERM INCENTIVES

     The Univest Long-Term Incentive Plan was implemented in 1995 in order to promote the long-term objectives of Univest, retain key executives, encourage growth in shareholder value, and encourage management investment in Univest. Compensation derived from long-term awards was therefore tied directly to the creation of shareholder value.

     Participation in the Long-Term Incentive Plan is determined by the Committee. The Committee may grant either stock options or long-term performance share awards to executives and other employees. These will have value to the recipients only if shareholder value is created, either in the form of stock price appreciation and/or the increased ability of Univest to pay dividends in its stock. The Committee continues to believe that shareholders benefit from a greater emphasis on encouraging management to own Company Stock. In order to strengthen the mutuality of interests between shareholders and management, the Committee has granted new options to employees who can have a positive impact on Univest's performance in the near future.

     Univest provides non-qualified pension plans for certain executive officers, including the individuals named in the Summary Compensation Table. During 2000, Univest purchased bank-owned life insurance arrangements, which are commonly referred to as "BOLI" to fund future obligations under these non-qualified pension plans.

     The non-qualified pension plans provide an additional retirement benefit paid to the employee beginning at age 65 for a term between 10 and 15 years, plus death benefits.

FUTURE AWARD DETERMINATION

     The Committee will continue to reassess Univest's executive compensation program in order to ensure that it promotes the long-term objectives of Univest, encourages growth in shareholder value, provides the opportunity for management investment in the Corporation, and attracts and retains top-level executives who will manage strategically in 2002 and beyond.

CEO COMPENSATION

     The salary paid to William S. Aichele in 2001 was increased to $300,000 compared with $250,000 in 2000. This increase in base salary was provided to better align Mr. Aichele with the CEOs of the peer group. Mr. Aichele's bonus award for 2001 was $120,000. This award represented 40% of his base salary and was determined based on Univest's achievement of annual performance measures including return on assets performance and individual performance.

CONCLUSION

     Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance and growth in shareholder value. The Committee intends to continue the policy of linking executive compensation to individual and corporate performance and growth in shareholder value, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

UNIVEST CORPORATION COMPENSATION COMMITTEE

James L. Bergey
R. Lee Delp
Charles H. Hoeflich
Thomas K. Leidy
Merrill S. Moyer

NON-MANAGEMENT DIRECTOR COMPENSATION:

     Each non-employee Director or Alternate Director is paid an annual retainer fee of $8,500. Each non-employee Director or Alternate Director receives a fee of $700 for each Board of Directors meeting of Univest, Union, or Pennview which he attends. Only one fee is paid to the Director or Alternate Director if these Boards meet on a concurrent basis. Non-employee Directors who are members of the Executive Committee or Loan Policy Committee of the Board of Directors receive a fee of $600 for each meeting attended. Non-employee Directors or Alternate Directors who attend other committees of the Board of Directors receive a fee ranging from $400 to $500 for each meeting attended.

RETIREMENT, SALARY CONTINUATION, AND DEFERRED SALARY SAVINGS PLANS:

     All officers and employees of the Corporation and its subsidiaries working 1,000 hours or more in a plan year will accrue a benefit in that year and will be included in a nondiscriminatory retirement plan which qualifies under the Internal Revenue Code. The plan is compulsory and non-contributory. Benefits vest when an officer or employee completes five years of service. In addition, the Corporation maintains a non-qualified, unfunded plan, the Supplemental Retirement Plan (the "Supplemental Retirement Plan"), which provides retirement benefits to eligible employees. The table set forth below illustrates the total combined estimated annual benefits payable under the Univest Retirement Plan and the Supplemental Retirement Plan to eligible salaried employees in hypothetical five (5) year average salary and years of service classification (assuming retirement as of January 1, 2002) are estimated as follows:


   HIGHEST                                                        YEARS OF SERVICE
 CONSECUTIVE    ----------------------------------------------------------------------------------------------------------
  5-YEAR AVG.            20             25              30             35              40             45            50
   SALARY       ----------------------------------------------------------------------------------------------------------
  $150,000      $    48,675     $   53,344      $   58,013   $     62,681     $    66,431     $   70,181      $   73,931
   200,000           66,175         72,719          79,263         85,806          90,806         95,806         100,806
   250,000           83,675         92,094         100,513        108,931         115,181        121,431         127,681
   300,000          101,175        111,469         121,763        132,056         139,556        147,056         154,556
   350,000          118,675        130,844         143,013        155,181         163,931        172,681         181,431

Assuming Retirement as of January 1, 2002

--Benefit limit under IRC section 415:         not reflected
--Maximum recognizable compensation:           not reflected

     The annual benefits are estimated on the basis of a straight life annuity notwithstanding the availability of joint and survivor annuitant and certain and continuous annuity options. Benefits are not subject to reduction for Social Security benefits. For purposes of the plan (assuming retirement at normal retirement date), William S. Aichele, Norman L. Keller , Marvin A. Anders, Wallace H. Bieler, and K. Leon Moyer respectively, have forty-four, forty-one, forty-seven, forty-five and forty-four years of service. Certain groups of officers and employees have other benefits for past service with now affiliated companies.

     A salary continuation plan is provided for the individuals named in the Summary Compensation Table and to certain other executive management of the Corporation. The plan was established to provide pre- and post-retirement death benefits. Additionally, retirement benefits are payable upon the death, disability, or retirement of the individual covered by the plan and are calculated as a percentage of base salary of the individual adjusted for the cost of living. The retirement benefits payable to the individual or the spouse of the individual are for a minimum of ten (10) years and are determined in amount as of the retirement date. The salary continuation plan is an unfunded promise to pay to the named individuals which is subject to the substantial risk of forfeiture, and the individual is not considered as vested pursuant to the plan.

     On an optional basis, all officers and employees who have attained the age of 21 and have completed 12 months of service may participate in a deferred salary savings plan. Participants may defer from 1% to 15% of their salary. The corporation or its subsidiaries will make a matching contribution of 50% of the first 6% of the participant's salary. All contributions are invested via a trust. The corporation's matching contributions, amounting to $297,871 are vested at 50% at the end of two years, 75% at the end of three years, and 100% at the end of four years. Benefit payments normally are made in connection with a participant's retirement. The plan permits early withdrawal of the money under certain circumstances. Under current Internal Revenue Service regulations, the amount contributed to the plan and the earnings on those contributions are not subject to Federal income tax until they are withdrawn from the plan.

     Compensation for Group Life Insurance premiums, hospitalization and medical plans, and other personal benefits are provided to all full-time employees and part-time employees averaging a certain number of hours and do not discriminate in favor of officers or directors of the Corporation or its subsidiaries.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Union and Pennview had transactions with directors/officers of UNIVEST or their associates, which comply with regulations of the Comptroller of the Currency and the Federal Reserve System, involving only normal risks which were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectability or present other unfavorable features.

     During 2001, the Corporation and its subsidiaries paid $70,767 to H. Mininger & Son, Inc. for building expansion projects which were in the normal course of business on substantially the same terms as available from others. H. Ray Mininger, Director, is president of H. Mininger & Son, Inc. Abram W. Bergey & Sons, Inc. was paid $6,165 for carpet and flooring work at various office locations on substantially the same terms as available from others. James L. Bergey, Director, is President of Abram W. Bergey & Sons, Inc.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee ("Committee") oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the

Corporation including the matters in the written disclosures required by the Independent Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with the Corporation internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting. The Committee held four meetings during the fiscal year 2001 which were attended by all members.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Corporation's independent auditors.

     All members of the Audit Committee are independent in the fact that they are not employees of Univest Corporation and have no other direct business relationship to the Corporation other than as outside directors within the prior three-years, except Merrill S. Moyer, who retired June 30, 1999, and will not be classified as independent until June 30, 2002. Although the Corporation is not subject to the rules and regulations of the New York Stock Exchange ("NYSE"), NYSE regulations, which were used in determining independence of officers, provide that prior officers of a corporation will be deemed independent three years after they cease to be officers, and the Corporation has elected to adopt this standard of independence. At the regular Board of Directors meeting November 21, 2001, it was unanimously resolved to have Merrill S. Moyer continue to serve as chairman of the Audit Committee, due to his long-term active role and knowledge of the functioning of the Corporation. This exception is provided for within the NYSE regulations.

Univest Audit Committee:

Merrill S. Moyer, Chairman
William G. Morral
P. Gregory Shelly
John U. Young
H. Ray Mininger

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Corporation for the current fiscal year. Fees for the last annual audit were $187,000 and all other fees were $331,350, including audit related services of $251,800 and non-audit services of $79,550. Audit related services include fees for the Retirement Plan and Deferred Salary Savings Plan audits, internal audit, and regulatory audits.

     Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The Audit Committee and the Board of Directors recommend the shareholders vote "FOR" such ratification.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

        AMONG UNIVEST CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                            AND THE NASDAQ BANK INDEX









                             [ PERFORMANCE GRAPH ]









                *$100 INVESTED ON 12/31/96 IN STOCK OR INDEX -
                INCLUDING REINVESTMENT OF DIVIDENDS.
                FISCAL YEAR ENDING DECEMBER 31.

     The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that UNIVEST specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

DIRECTORS' MEETINGS AND COMMITTEES

     UNIVEST's Board of Directors met twelve times during 2001. All members of Univest's Board serve as a nominating committee. It proposes names for nomination for election or re-election to the Board.

SHAREHOLDER PROPOSALS

     Proposals by shareholders which are intended to be presented at the Corporation's 2003 Annual Meeting must be received by the Corporation no later than November 15, 2002, to be eligible for inclusion in the Proxy Statement and proxy relating to that meeting.

     According to bylaws of the Corporation, a proposal for action to be presented by any shareholder at an annual or special meeting of shareholders shall be out of order unless specifically described in the Corporation's notice to all shareholders of the meeting and the matters to be acted upon thereat or unless the proposal shall have been submitted in writing to the Chairman and received at the principal executive offices of the Corporation at least 60 days prior to the date of such meeting, and such proposal is, under law, an appropriate subject for shareholder action.

OTHER BUSINESS:

     The Board of Directors and Management do not intend to present to the meeting any business other than as stated above. They know of no other business which may be presented to the meeting. If any matter other than those included in this proxy statement is presented to the meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

     SHAREHOLDERS ARE URGED TO SIGN THE ENCLOSED PROXY, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND RETURN IT AT ONCE IN THE ENCLOSED ENVELOPE. PROXIES WILL BE VOTED IN ACCORDANCE WITH SHAREHOLDERS' DIRECTIONS. THE PROXY DOES NOT AFFECT THE RIGHT TO VOTE IN PERSON AT THE MEETING AND MAY BE REVOKED PRIOR TO THE CALL FOR A VOTE.
                                              By Order of the Board of Directors
Souderton, Pennsylvania
                                                                MARVIN A. ANDERS
                                                                        CHAIRMAN
March 6, 2002
                                                                NORMAN L. KELLER
                                                                       SECRETARY

               THIS PROXY IS SOLCITIED BY THE BOARD OF DIRECTORS
                     OF UNIVEST CORPORATION OD PENNSYLVANIA
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 9, 2002.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 6, 2002, hereby appoints Harold F. Detweiler and Gerald G. Dunlap, or any of them, with full power of substitution to each, proxies to represent the undersigned and to vote all of the shares of the Common Stock of Univest Corporation of Pennsylvania, (the "Corporation") that the undersigned would be entitled to vote if personally present at the 2002 Annual Meeting of Shareholders of the Corporation, or any adjournment thereof, as directed on the reverse side and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS GIVEN, HOWEVER, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR (THOSE NOMINEES ARE MARVIN A. ANDERS, R. LEE DELP, H. RAY MININGER AND P. GREGORY SHELLY), FOR THE ELECTION OF THE NOMINEES FOR ALTERNATE DIRECTOR (THOSE NOMINEES ARE RICHARD W. GODSHALL, AND MARGARET K. ZOOK, AND FOR THE SELECTION OF ERNST & YOUNG LLP AS THE CORPORATION'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT FOR 2002.


Please complete, sign, and date this Card on the reverse side and return it promptly in the enclosed reply envelope.


                            o FOLD AND DETACH HERE o


[ LOGO ]Univest
                                                                                         PROXY
14 North Main Street, Souderton, Pennsylvania 18964                                      and Voting Instruction Card
---------------------------------------------------------------------------------------------------------------------------
                                  UNIVEST'S DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, and 3.
---------------------------------------------------------------------------------------------------------------------------

                               For      Withheld                                                   For      Withheld
1. Election of Four            /  /       /  /                           2. Election of Two        /  /       /  /
   Class III Directors                                                      Alternate Directors
   Marvin A. Anders, R. Lee Delp,                                           Richard W. Godshall
   H. Ray Mininger, P. Gregory Shelly                                       and Margaret K. Zook
FOR, EXCEPT VOTE WITHHELD                                                FOR, EXCEPT VOTE WITHHELD
FOLLOWING NOMINEE(S):                                                    FOLLOWING NOMINEE(S):


3. Election of Ernst & Young LLP as Independent
  Certified Public Accountant for 2002
               For         Against
               /  /          /  /








Signature(s):                                                                                  Date
             ------------------------------------------  --------------------------------------      ----------------------

NOTE: Please sign as name(s) appear hereon. Give full title if signing for a corporation, partnership, or as  attorney, agent, or in another representative capacity.


                            o FOLD AND DETACH HERE o



                                [ LOGO ]Univest



              14 North Main Street, Souderton, Pennsylvania, 18964

                                      PROXY

                 ANNUAL MEETING OF SHAREHOLDERS - APRIL 9, 2002

The annual Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, April 9, 2002, at the Univest Building, 14 North Main Street, Souderton, Pennsylvania, at 10:45 a.m.

The top (shaded) portion of this form is your PROXY AND VOTING INSTRUCTION CARD. Please COMPLETE, SIGN, and DATE the CARD, and then DETACH, and RETURN the completed card PROMPTLY in the enclosed reply envelope. You should do so even if you plan to attend the Annual Meeting. If you do attend, you may override your proxy and vote in person if you wish.

PLEASE COMPLETE, SIGN, AND DATE YOUR PROXY AND VOTING INSTRUCTION CARD, DETACH IT, AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

The signature(s) should be exactly as the name(s) appear above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.